SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2006

UNITED HERITAGE CORPORATION
(Exact name of registrant as specified in Charter)

Utah	0-9997	87-0372864
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

405 North Marienfeld, Suite 200
Midland, Texas 79701
(Address of Principal Executive Offices)

(432) 686-2618
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01 Entry into Material Definitive Agreement.

The following discussion provides only a brief description of the document described below. The discussion is qualified in its entirety by the full text of the amendment.

On September 21, 2006, United Heritage Corporation (the “Registrant”) and Lothian Oil Inc. (“Lothian”) amended the Merger Agreement and Plan of Reorganization that was executed by them on February 22, 2006 (the “Merger Agreement”). The amendment provides for the following:

(i) The exchange ratio has been changed so that each holder of Lothian common stock, Series A Preferred Stock or Series B Preferred Stock (or warrants or options to receive any such securities) will receive (or will be entitled to receive upon the exercise of any warrant or option) .80 of a share of the Registrant’s common stock, Series A Preferred Stock or Series B Preferred Stock rather than .60606 of a share (one share of the Registrant’s stock for every 1.25 shares of Lothian stock);

(ii) The warrants to be issued to the holders of the Registrant’s common stock will provide for early termination on 30 days written notice if the market price of the Registrant’s common stock closes above $4.50 per share for ten consecutive trading days. The warrant will also include a provision that will provide for adjustment of the exercise price and number of shares obtainable upon exercise of the warrant to reflect the effect of any stock split, reverse split, stock combination, stock dividend (including any dividend or distribution of securities convertible into the Registrant’s common stock or Lothian’s capital stock), reorganization, reclassification, recapitalization or other like change with respect to the Registrant’s common stock occurring after the date of the amendment.

(iii) Section 8.1(b) of the Merger Agreement was amended to state that the Merger Agreement may be terminated by either party if the merger has not been consummated by April 30, 2007 rather than by September 30, 2006.

(iv) As a result of the change in the exchange ratio and the sale by Lothian of additional shares of its preferred stock, the Certificates of Designation of Preferences and Rights of the Registrant’s Series A, Series B-1 and Series B-2 Preferred Stock will be restated and amended prior to the consummation of the merger to accomplish the following: (A) increase the number of shares of Series A Preferred Stock from 133,334 shares to 176,000 shares, the number of shares of Series B-1 Preferred Stock from 30,303 shares to 40,000 shares and the number of shares of Series B-2 Preferred Stock from 45,455 shares to 60,000 shares; (B) change the liquidation preference and the redemption price of the Series A Preferred Stock from $165.000165 to $125 and change the conversion ratio from $1.65000165 to $1.25; (C) change the liquidation preference and the redemption price of the Series B-1 Preferred Stock from $165.000165 to $125 and change the conversion ratio from $1.65000165 to $1.25; and (D) change the liquidation preference and the redemption price of the Series B-2 Preferred Stock from $206.2502062 to $156.25 and change the conversion ratio from $2.062502062 to $1.5625.

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In all other respects the terms of the Merger Agreement will remain in full force and effect.

Item 9.01  Financial Statements and Exhibits

Exhibit 10.1        Amendment to Merger Agreement
Exhibit 99.          Press Release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 25, 2006
UNITED HERITAGE CORPORATION

	By:	/s/ C. Scott Wilson
C. Scott Wilson, Chief Executive Officer

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